                                                                   EXHIBIT 10.15

                  ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT


               THIS ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT, dated as of October 15, 2002 (this "Assignment Agreement"), by and among RPM, INC., a corporation duly organized and existing under the laws of the State of Ohio, and having its principal business office in Medina, Ohio ("RPM") and RPM INTERNATIONAL INC., a corporation duly organized and existing under the laws of the State of Delaware, and having its principal business office in Medina, Ohio ("RPM International").

                                   WITNESSETH:

               WHEREAS, pursuant to an Agreement and Plan of Merger by and among RPM, RPM International, and a newly formed merger subsidiary of RPM International ("Newco"), Newco will merge into RPM on and as of the date hereof and each of the common shares of RPM will be converted into the right to receive one share of the RPM International (the "Merger Transaction");

               WHEREAS, in connection with the Merger Transaction, RPM will also on and as of the date hereof transfer the stock of certain of its operating subsidiaries to RPM International (which will in turn transfer such stock ownership to new intermediate holding companies wholly-owned by RPM International) and retain the stock of certain other operating companies (the "Asset Transfer" and, together with the Merger Transaction, the "Transaction");

               WHEREAS, RPM entered into that certain Five Year Credit Agreement, dated as of July 14, 2000, as amended (the "Credit Agreement"), among RPM, the Lenders party thereto and JPMorgan Chase Bank (unless otherwise specifically defined herein, each term used herein with respect to the Credit Agreement which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement); and

               WHEREAS, RPM and RPM International desire that RPM hereby assign to RPM International all of the rights and obligations of RPM under the Credit Agreement, and that RPM International hereby assume all of RPM's obligations thereunder and that RPM be released from all of its obligations thereunder;

               NOW, THEREFORE, for and in consideration of the premises and other consideration the receipt of which is hereby acknowledged, it is mutually agreed as follows:

               SECTION 1.    ASSIGNMENT TO, AND ASSUMPTION BY, RPM
                             INTERNATIONAL.

        Upon the consummation of the Transaction, RPM hereby conveys, transfers and assigns to RPM International on and as of the date hereof all of its right, title and interest in and to the Credit Agreement and the Notes. RPM International hereby agrees on and after the date hereof to be bound, as successor by assignment to RPM, by all of the terms and conditions applicable to, and covenants of RPM under the Credit Agreement and the Notes. Upon the consummation of the Transaction, RPM International hereby: (x) assumes on and after the date hereof, for the benefit of RPM and the Lenders and Administrative Agent, all of the obligations of RPM under (i) the Credit Agreement and (ii) the Notes.

               SECTION 2.    RELEASE OF RPM.

        RPM International hereby acknowledges and agrees that, as of the date hereof, upon the consummation of the Transaction and RPM International's assuming all of the obligations of RPM under the Credit Agreement, RPM International will succeed to, and be substituted for, and may exercise every right and power of, RPM under the Credit Agreement with the same force and effect as if RPM International had been named as the Company therein. RPM International hereby acknowledges and agrees that on and after the date hereof and upon the consummation of the Transaction, RPM will be released from all obligations and covenants applicable to RPM under the Credit Agreement and under the Notes.

               SECTION 3.    EXECUTION OF NEW NOTES.

        RPM International shall, on or before the date hereof, deliver to JPMorgan Chase Bank new Notes executed by RPM International in substantially the same form of the Notes originally issued by RPM, payable to the same holders (or their nominees). The new Notes shall be dated the date hereof. The Notes originally issued by RPM shall be deemed cancelled on the date hereof.

               SECTION 4. EFFECTIVE DATE. This Assignment Agreement shall become effective on the date hereof.

               SECTION 5.    COUNTERPARTS.   This Assignment Agreement may be
executed in multiple counterparts, each of which shall be regarded for all purposes as an original and all of which shall constitute but one and the same instrument.

               SECTION 6. EFFECT OF ASSIGNMENT AGREEMENT ON CREDIT AGREEMENT. Upon and after the execution of this Assignment Agreement by the parties hereto, the Credit Agreement shall remain in full force and effect. The Credit Agreement is in all respects ratified and confirmed.

               SECTION 7.    GOVERNING LAW.   This Assignment Agreement shall
be governed by the laws of the State of Ohio, without giving effect to the conflict of law principles thereof.

                   [balance of page left blank intentionally]

               IN WITNESS WHEREOF, the parties hereto have caused this Assignment, Assumption and Release Agreement to be duly executed, as of the day and year first above written.



                                           RPM, INC.

                                           By:  /s/ P. Kelly Tompkins
                                              ---------------------------------

                                           Title: Senior Vice President,
                                                  General Counsel and Secretary
                                                  -----------------------------



                                           RPM INTERNATIONAL INC.

                                           By:  /s/ Keith R. Smiley
                                                -------------------------------

                                           Title:  Vice President, Treasurer
                                                   and Assistant Secretary
                                                   --------------------------



                                       3